Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Liberty Star Uranium & Metals Corp. (formerly Liberty Star Gold Corp.) for the period ended October 31, 2008 (the “Form 10-Q"), the undersigned, James Briscoe, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Liberty Star Uranium & Metals Corp. (formerly Liberty Star Gold Corp.)

Dated: December 12, 2008

/s/ James Briscoe

James Briscoe
President, Chairman, Chief Executive Officer,
Chief Financial Officer, and Director
(Principal Executive Officer) and (Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Liberty Star Uranium & Metals Corp. (formerly Liberty Star Gold Corp.) and will be retained by Liberty Star Uranium & Metals Corp. (formerly Liberty Star Gold Corp.) and furnished to the Securities and Exchange Commission or its staff upon request.